Exhibit 10.11

AMENDMENT NO. 1

THIS AMENDMENT NO. 1, dated January 31, 2008 (this “Amendment”), to the Credit Agreement, dated as of October 31, 2007 (the “Credit Agreement”), among CLI Funding III LLC (“CLI” or the “Borrower”), ING Bank N.V., as Administrative Agent and as Collateral Agent (the “Agent”), and the lenders named therein (the “Lenders”).

W I T N E S S E T H:

WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects as provided herein;

NOW THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the parties hereto agree as follows:

SECTION 1. Defined Terms. Unless otherwise amended by the terms of this Amendment, terms used in this Amendment shall have the meanings assigned in the Credit Agreement.

SECTION 2. Amendments to Credit Agreement.

Effective as of the Effective Date, following the execution and delivery of this Amendment, the Credit Agreement shall be amended as follows:

(i)             The definition of “Applicable Margin” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“              Applicable Margin.  With respect to each Loan for each Interest Period, one of the following: (x) for each Interest Period (or portion thereof) occurring prior to November 30, 2007, eighty-five hundredths of one percent (0.85%) per annum, or (y) for each Interest Period (or portion thereof) occurring on and following November 30, 2007, one and one tenth of one percent (1.10%) per annum. ”

(ii)          Paragraph (B) of the definition of “Eligible Interest Rate Hedge Counterparty” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“      (B)           any bank or other financial institution which (x) is rated at least BBB- or Baa3 by Standard & Poor’s, Moody’s or Fitch (as applicable) or (y) is otherwise acceptable to the Majority Lenders.”

(iii)       Section 8.1(b) of the Credit Agreement is hereby amended and restated in its entirety as follows.

“      (b)           Annual Financial Statements.  No later than the earlier of (A) one hundred twenty (120) days after the end of each fiscal year of each of the Borrower, Seacastle and Carlisle, or, if applicable, (B) ten (10) days following Seacastle’s or Carlisle’s filing of its annual audited financial statements with the U.S. Securities and Exchange Commission, the consolidated balance sheet of each of the Borrower, Seacastle and Carlisle and their respective Consolidated Subsidiaries and the related consolidated statements of income and statement of cash flows for such fiscal year and, with respect to each fiscal year commencing after the completion of the first full fiscal year following the Closing Date, setting forth consolidated comparative figures for the preceding fiscal year (or, if shorter since inception), together with, in the case of Seacastle and Carlisle only, a certification by an Independent Accountant reasonably acceptable to the Administrative Agent (acting at the direction of the Majority Lenders) to the effect that such statements fairly present in all material respects the consolidated financial condition of each of the Carlisle and Seacastle and their respective Consolidated Subsidiaries as of the dates indicated and the results of their operations and changes in financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years except as disclosed therein (which report shall be without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit), provided, however, that any such “going concern” qualification that is specifically related to the status of the loans evidenced by this Credit Agreement shall not cause a breach under the provisions of this clause (b).”

SECTION 3. Representations, Warranties and Covenants of the. The Borrower hereby represents, warrants and covenants for itself (unless otherwise provided):

(a) It is duly organized and validly existing under the laws of the jurisdiction of its organization and in good standing (or its equivalent), except where the failure to be so duly organized, validly existing and in good standing, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and it is duly qualified to do business in each jurisdiction where the failure to do so would have a material adverse effect upon its financial condition and business;

(b) It has power, and is duly authorized, to execute and deliver this Amendment, and it is authorized to perform its obligations under this Amendment;

(c) The execution, delivery and performance of this Amendment does not and will not require any consent or approval of any Governmental Authority or any other Person which has not already been obtained or is being obtained herein;

(d) This Amendment, when duly executed and delivered by the parties hereto, shall be, legal, valid and binding obligations of the Borrower and the Guarantor (as applicable), enforceable against the Borrower and the Guarantor (as applicable) in accordance with the terms set forth herein;

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(e) No Default or Event of Default has occurred and is continuing and no Default or Event of Default shall occur as a result of the execution, delivery and performance of this Amendment; and

(f) It hereby confirms that each of the conditions precedent to the amendment to the Credit Agreement has been, or contemporaneously with the execution of this Amendment will be, satisfied.

SECTION 4. Scope and Effectiveness of Agreement.

(a)           The effective date of this Amendment shall be January 31, 2008 (the “Effective Date”).

(b)           This Amendment and the agreements set forth herein shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(c)           On and after the execution and delivery hereof, as of the Effective Date hereof, (i) this Amendment shall become a part of the Credit Agreement and (ii) each reference in the Credit Agreement and the other Loan Documents to “this Agreement”, or “hereof”, “hereunder” or words of like import, and each reference in any other document to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended or modified hereby.

(d)           Except as expressly amended or modified hereby, the Credit Agreement and each of the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed by the parties hereto.

(e)           Each party hereto agrees and acknowledges that this Amendment constitutes a “Loan Document” under the Credit Agreement.

SECTION 5. Execution in Counterparts, Effectiveness. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of this Amendment by facsimile or by electronic means shall be equally effective as of the delivery of an originally executed counterpart.

SECTION 6. Governing Law; Severability.  THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. IF ANY PROVISION OF THIS AMENDMENT IS DEEMED INVALID, IT SHALL NOT AFFECT THE

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BALANCE OF THIS AMENDMENT. THIS AMENDMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK.

SECTION 7. Direction.  Each of the Lenders hereby directs the Agent to execute this Amendment.

[Signatures Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

CLI FUNDING III LLC, as Borrower

By:	/s/ Lisa D. Leach
	Name:	Lisa D. Leach
	Title:	Vice-President and General Counsel

Amendment No. 1

ING BANK N.V., as Administrative Agent and as Collateral Agent

By:	/s/ O.S.C. de Vries
Name: O.S.C. de Vries
Title:

By:	/s/ G.B. Schinning
Name: G.B. Schinning
Title:

Amendment No. 1

LENDERS:	ING BANK N.V.

	By:	/s/ R. Hussey
Name: R. Hussey
Title:

	By:	/s/ J. Kollmann
Name: J. Kollmann
Title:

Amendment No. 1

NIBC BANK N.V.

By:	/s/ Aat A. van Rhijn
Name: Aat A. van Rhijn
Title:

By:	/s/ J.C. Veeningen
Name: J.C. Veeningen
Title: Associate Director

Amendment No. 1

DVB BANK N.V.

By:	/s/ J. Blaak
Name: J. Blaak
Title:

By:	/s/ Versnel
Name: Versnel
Title:

Amendment No. 1